EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
Type 1 Media, Inc.
(A Development Stage Company)

We consent to the inclusion in the Amendment No. 3 to the Registration Statement on Form S-1/A, filed with the SEC (the “Registration Statement”), of our report dated July 1, 2013 (Except for Notes 7 and 9, which were October 8, 2013), relating to the consolidated balance sheets of Type 1 Media, Inc. (the “Company”) as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive income (loss), stockholder's deficit and cash flows for the years then ended and for the period from October 28, 2009 (inception) through December 31, 2012 appearing in the Prospectus, which is a part of such Registration Statement. We also consent to the reference to our firm under the caption “Interests of Named Experts and Counsel” in such Registration Statement.

/s/ Li and Company, PC
Li and Company, PC

Skillman, New Jersey
January 13, 2014